EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports First Quarter 2018 Financial Results

Company Launches Portfolio Optimization Program

  Net loss attributable to the company of $24.1 million, or $(0.60) per diluted share
  EBITDA of $23.1 million
  Portfolio Optimization Program to significantly reduce or eliminate term debt and align portfolio with accretive strategies
  Company signed a Letter of Intent to implement, subject to final negotiations, Fluid-Quip’s patented high-protein technology

OMAHA, Neb., May 07, 2018 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the first quarter of 2018. Net loss attributable to the company was $24.1 million, or $(0.60) per diluted share, for the first quarter of 2018 compared with net loss of $3.6 million, or $(0.09) per diluted share, for the same period in 2017. Revenues were $1.0 billion for the first quarter of 2018 compared with $887.7 million for the same period last year.

“Margins were weak in the first quarter, yet we expect demand for ethanol to improve domestically and internationally as we enter summer driving season,” commented Todd Becker, president and chief executive officer. “As we indicated in February, we limited production due to weak ethanol margins as well as major capital improvements at our plant in Madison, Illinois. We achieved a record yield of 2.89 gallons of ethanol per bushel of corn as a result of our efforts to continue driving efficiency in our ethanol production processes. While we had another solid performance from our food and ingredients segment, which produced $16 million of EBITDA during the quarter, the company’s first quarter financial performance did not meet our expectations.”

“Margins remained volatile even though the industry exported over 500 million gallons of ethanol in the first quarter, keeping exports on pace for another record year in 2018 and industry stock levels lower than each of the two previous years during the same time period,” Becker added. “We anticipate domestic ethanol blending will grow this year as a result of increased gasoline demand, the ethanol price discount to wholesale gasoline and continued effort by the industry to sell E15 year-round.”

“We are also pleased to announce that we signed a Letter of Intent to implement, subject to final negotiations, Fluid-Quip Process Technologies’ patented Maximized Stillage Co-Products™ (MSC) System,” said Becker. “This proven bolt-on technology produces high-protein animal and fish feed ingredients from a portion of distillers grains and is expected to provide a consistent uplift of at least 10 cents per gallon to the ethanol margin structure. After the careful evaluation of several technologies, we are excited to choose Fluid-Quip’s MSC for our first implementation at Shenandoah, Iowa. As we have indicated in the past, we believe the margin contributions of corn oil and high-protein feed ingredients will help our returns become more predictable and consistent over time.”

Portfolio Optimization Program

Green Plains also announced its intention to reposition its assets over the next several years to drive improved margins and returns for its shareholders as part of its Portfolio Optimization Program. This effort will include divestment of assets that do not support the long-term objectives of the company. This will result in a more efficient asset base focused on enhanced protein production and export supply chain maximization.

“We have built a platform whose intrinsic value is not reflected in our market valuation,” continued Becker. “To remedy this, we intend to optimize our portfolio. Our primary goals are to improve our share price and significantly reduce our debt levels.”

The Program’s five strategic objectives include:

  Prove value of Green Plains’ assets for our shareholders through strategic divestments
  Significantly reduce or eliminate term debt by the end of 2018 with sale proceeds
  Invest in high-protein process technology at the Shenandoah, Iowa ethanol facility with other locations to follow
  Repurchase shares with remaining proceeds and free cash flow when market conditions are optimal
  Reduce controllable expenses $10 to $15 million on an annual run rate basis, starting in the third quarter of 2018

“Future investments will be focused on protein production, streamlining our export supply chain to leverage our strong position and maximizing our returns at our export facility in Beaumont, Texas," said Becker. “Assets that do not align with these goals will be divested to fund our capital needs in support of this strategy.” The company has retained XMS Capital Partners as the lead advisor, and Ocean Park to manage the process of certain assets.

“While the Tax Cuts and Jobs Act proved favorable to 2017 results, companies that process and handle commodities like us carry significant working capital and debt balances, which can potentially have negative tax implications going forward,” explained Becker. “By reducing our overall debt and realizing gains on asset sales at a lower corporate rate, we believe we are taking the appropriate steps under the new tax law that will benefit our shareholders long term and provide greater financial flexibility to execute future strategic initiatives.”

First Quarter Highlights and Recent Developments

  During the quarter, Green Plains and Green Plains Partners agreed to extend the offer period related to the company’s interest in the joint venture with Jefferson Ethanol Holdings LLC to no later than October 15, 2018.

  On May 7, 2018, Green Plains announced it will divest assets that do not support the company’s strategic focus on the production of high-protein feed ingredients and ethanol exports to significantly reduce or eliminate the company’s term debt and invest in high-protein process technology at certain ethanol facilities.

Results of Operations
Green Plains produced 280.4 million gallons of ethanol during the first quarter of 2018, compared with 326.4 million gallons for the same period in 2017. The consolidated ethanol crush margin was $15.3 million, or $0.05 per gallon, for the first quarter of 2018, compared with $37.7 million, or $0.12 per gallon, for the same period in 2017. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues of $1,045.3 million increased $157.6 million for the three months ended March 31, 2018, compared with the same period in 2017 primarily as a result of the cattle feedlot acquisitions during the first half of 2017 and higher natural gas volumes sold, partially offset by decreased volumes and lower average realized prices for ethanol, grain and corn oil.

Operating loss of $3.9 million decreased $21.3 million for the three months ended March 31, 2018, compared with the same period last year primarily due to lower ethanol margins. Interest expense increased $3.6 million for the three months ended March 31, 2018, compared with the same period in 2017, primarily due to increased borrowings for the cattle feedlot acquisitions. Income tax benefit was $6.0 million for the three months ended March 31, 2018, compared with $2.4 million for the same period in 2017.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the first quarter of 2018 was $23.1 million compared with $43.8 million for the same period last year.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol and distillers grains, and recovery of corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes cattle feeding, vinegar production and corn oil operations and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership, and agribusiness and energy services segments and eliminated upon consolidation. Third party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017	% Var.
Revenues:
Ethanol production	$565,716	$621,375	(9.0)%
Agribusiness and energy services	213,216	177,803	19.9
Food and ingredients	278,151	98,060	183.7
Partnership	25,885	27,229	(4.9)
Intersegment eliminations	(37,681)	(36,783)	2.4
	$1,045,287	$887,684	17.8%
Gross margin:
Ethanol production	$1,157	$22,237	(94.8)%
Agribusiness and energy services	11,504	11,409	0.8
Food and ingredients	18,386	15,025	22.4
Partnership	25,885	27,229	(4.9)
Intersegment eliminations	20	(112)	*
	$56,952	$75,788	(24.9)%
Depreciation and amortization:
Ethanol production	$20,436	$20,342	0.5%
Agribusiness and energy services	630	660	(4.5)
Food and ingredients	3,404	2,880	18.2
Partnership	1,181	1,254	(5.8)
Corporate activities	823	947	(13.1)
	$26,474	$26,083	1.5%
Operating income (loss):
Ethanol production	$(27,529)	$(6,598)	(317.2)%
Agribusiness and energy services	7,064	6,369	10.9
Food and ingredients	12,585	9,626	30.7
Partnership	15,360	16,619	(7.6)
Intersegment eliminations	68	(75)	*
Corporate activities	(11,473)	(8,549)	34.2
	$(3,925)	$17,392	(122.6)%
EBITDA:
Ethanol production	$(7,095)	$13,824	(151.3)%
Agribusiness and energy services	7,702	7,013	9.8
Food and ingredients	15,997	12,514	27.8
Partnership	16,623	17,894	(7.1)
Intersegment eliminations	68	(75)	*
Corporate activities	(10,175)	(7,321)	39.0
	$23,120	$43,849	(47.3)%

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017	% Var.
Ethanol production
Ethanol (gallons)	280,410	326,426	(14.1)%
Distillers grains (equivalent dried tons)	747	877	(14.8)
Corn oil (pounds)	69,134	75,356	(8.3)
Corn consumed (bushels)	97,283	113,485	(14.3)

Agribusiness and energy services
Domestic ethanol sold (gallons)	311,190	291,962	6.6
Export ethanol sold (gallons)	73,099	67,633	8.1
	384,289	359,595	6.9
Food and ingredients
Cattle sold (head)	137	42	226.2

Partnership
Storage and throughput (gallons)	298,273	321,082	(7.1)

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended March 31,		Three Months Ended March 31,
	2018	2017	2018	2017
	($ in thousands)		($ per gallon produced)

Ethanol production operating loss	$(27,529)	$(6,598)	$(0.10)	$(0.02)
Depreciation and amortization	20,436	20,342	0.07	0.07
Total ethanol production	(7,093)	13,744	(0.03)	0.05

Intercompany fees, net:
Storage and logistics (partnership)	15,571	16,863	0.06	0.05
Marketing and agribusiness fees (agribusiness and energy services)	6,828	7,120	0.02	0.02
Consolidated crush margin	$15,306	$37,727	$0.05	$0.12

Liquidity and Capital Resources
On March 31, 2018, Green Plains had $265.2 million in total cash, cash equivalents and restricted cash, and $471.8 million available under revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at March 31, 2018, was $1,370.4 million, including $533.7 million outstanding under working capital revolvers and other short-term borrowing arrangements for the agribusiness and energy services, and food and ingredients segments.

Conference Call Information
On May 7, 2018, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss first quarter 2018 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 4695992. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses earnings before interest, income taxes, depreciation and amortization, or EBITDA, segment EBITDA and consolidated ethanol crush margin to measure the company’s financial performance and to internally manage its businesses. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, food ingredients, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions; risks associated with the joint venture to commercialize algae production and growth potential of the algal biomass industry; risks associated with the recent acquisitions of three cattle feedlots; and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$240,964	$266,651
Restricted cash	24,271	45,709
Accounts receivable, net	151,936	151,122
Income tax receivable	32,753	6,413
Inventories	659,026	711,878
Other current assets	37,120	24,698
Total current assets	1,146,070	1,206,471
Property and equipment, net	1,157,825	1,176,707
Other assets	355,974	401,472
Total assets	$2,659,869	$2,784,650

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$118,168	$205,479
Accrued and other liabilities	46,617	63,886
Derivative financial instruments	12,086	12,884
Income taxes payable	-	9,909
Short-term notes payable and other borrowings	533,685	526,180
Current maturities of long-term debt	68,925	67,923
Total current liabilities	779,481	886,261
Long-term debt	767,784	767,396
Deferred income taxes	52,962	56,801
Other liabilities	14,066	15,056
Total liabilities	1,614,293	1,725,514

Stockholders' equity
Total Green Plains stockholders' equity	929,320	942,182
Noncontrolling interests	116,256	116,954
Total liabilities and stockholders' equity	$2,659,869	$2,784,650

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2018	2017	% Var.
Revenues
Product	$1,043,659	$886,212	17.8%
Services	1,628	1,472	10.6
Total revenues	1,045,287	887,684	17.8
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	988,335	811,896	21.7
Operations and maintenance	8,400	8,531	(1.5)
Selling, general and administrative	26,003	23,782	9.3
Depreciation and amortization	26,474	26,083	1.5
Total costs and expenses	1,049,212	870,292	20.6
Operating income (loss)	(3,925)	17,392	*
Other income (expense)
Interest income	637	364	75.0
Interest expense	(22,128)	(18,496)	19.6
Other, net	(66)	10	*
Total other expense	(21,557)	(18,122)	19.0
Loss before income taxes	(25,482)	(730)	*
Income tax benefit	6,027	2,381	153.1
Net income (loss)	(19,455)	1,651	*
Net income attributable to noncontrolling interest	4,662	5,248	(11.2)
Net loss attributable to Green Plains	$(24,117)	$(3,597)	(570.5)%

Earnings per share:
Net loss attributable to Green Plains - basic	$(0.60)	$(0.09)
Net loss attributable to Green Plains - diluted	$(0.60)	$(0.09)

Weighted average shares outstanding:
Basic	40,164	38,420
Diluted	40,164	38,420

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(19,455)	$1,651
Noncash operating adjustments:
Depreciation and amortization	26,474	26,083
Deferred income taxes	(12,020)	(2,934)
Other	6,180	6,554
Net change in working capital	(42,270)	(91,505)
Net cash used in operating activities	(41,091)	(60,151)

Cash flows from investing activities:
Purchases of property and equipment, net	(7,352)	(14,902)
Acquisition of businesses, net of cash acquired	(1,006)	(4,074)
Investments in unconsolidated subsidiaries	(14)	(2,399)
Other investing activities	7,500	-
Net cash used in investing activities	(872)	(21,375)

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	770	(32,145)
Net proceeds - short-term borrowings	7,413	44,412
Other	(13,345)	(13,212)
Net cash used in financing activities	(5,162)	(945)

Net change in cash, cash equivalents and restricted cash	(47,125)	(82,471)
Cash, cash equivalents and restricted cash, beginning of period	312,360	406,791
Cash, cash equivalents and restricted cash, end of period	$265,235	$324,320

	Three Months Ended March 31,
	2018	2017

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$240,964	$256,468
Restricted cash	24,271	67,852
Total cash, cash equivalents and restricted cash	$265,235	$324,320

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$(19,455)	$1,651
Interest expense	22,128	18,496
Income tax benefit	(6,027)	(2,381)
Depreciation and amortization	26,474	26,083
EBITDA	$23,120	$43,849

Contact: Jim Stark | Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com